AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

WHEREAS, Taberna (the “Company”) and Mitchell Kahn (the “Executive”) entered into that certain Employment Agreement dated as of April 28, 2005 (the “Employment Agreement”); and

WHEREAS, the Company and RAIT have entered into the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will become a wholly-owned subsidiary of the RAIT as of the closing of the transaction contemplated by the Merger Agreement (the “Merger”); and

WHEREAS, in connection with the Merger, the Company, the Executive and RAIT desire to amend the Employment Agreement, and RAIT will assume the Agreement, effective as of the effective time of the Merger and his simultaneous appointment to the position referred to in Section C below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, effective as of the effective time of the Merger, the Employment Agreement be amended as follows:

A. Definition of Company. All references to “the Company” in the Employment Agreement shall be references to RAIT and RAIT hereby assumes all rights and responsibilities under the Employment Agreement.

B. Term. Section 1 is amended by (1) substituting the words “effective time of the Merger” for “the date hereof”, and (2) substituting “until April 28, 2008” for “for a three-year period following such date”.

C. Duties with the Company. Section 2 is amended by substituting the words “the Executive shall be employed by the Company as Co-President of the Company reporting directly to Daniel Cohen in his capacity of Chief Executive Officer” for “the Executive shall be employed by the Company as Executive Vice President of the Company”.

D. Salary. Section 3.1 is amended so as to replace “$250,000” with “$400,000”.

E. Benefits-In-General. Section 3.4 is amended by adding the following to the end thereof: “Without limiting any other provision of this Agreement, the obligations of the Company under Section 6.11 of the Merger Agreement shall be applicable to the Executive under this Agreement.”

F. Additional Payment for Death and Disability. The third sentence of Section 4 is amended by replacing the phrase “(ii) without duplication of any amounts due under clause (i)” with the phrase “(ii) the Executive shall be entitled to receive an amount equal to his Annual Salary for the remainder of the year in which termination occurs; (iii) without duplication of any amounts due under clauses (i) and (ii)”, and by renumbering clauses “(iii)” and “(iv)” as “(iv)” and “(v)”, respectively.

G. Section 409A Savings Clause. Section 5.2 is amended by adding the following as the last sentence of such section: “Notwithstanding the foregoing, no payments under Section 5.2(b) shall be made less than six months after termination to the extent required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (in which case any payments deferred under this provision shall be paid upon the six-month anniversary of termination).”

H. Notices. Section 7.4 is amended so as to replace the words “Taberna Real Estate” with the words “RAIT”.

I. Effect of the Merger. Current Section 7.14 (“Headings”) is renumbered to be Section 7.15, and a new Section 7.14 is added to read as follows:

The Company, the Executive, and Taberna acknowledge and agree that the Executive shall not be entitled to any payment under Section 5.2(b)(ii) of the Employment Agreement in connection with the Merger, and, the second sentence of Section 5.3 shall not be operative in connection with the Merger. Effective as of the date hereof, Taberna agrees that it shall take no action between the date of the signing of this Amendment No. 1 to the Employment Agreement and the consummation of the Merger that would constitute “Good Reason” under Section 5.2(a) of the Employment Agreement. Notwithstanding anything contained in this Section I above to the contrary, the terms and waivers set forth in this provision in Section I herein shall be subject to the Executive being employed by the Company as the Co-President from and after the Merger.

NYA 788242.3

[signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment No. 1 to the Employment Agreement as of this 8th day of June, 2006.

MITCHELL KAHN

/s/ Mitchell Kahn

Mitchell Kahn

TABERNA REALTY FINANCE TRUST

/s/ Jack E. Salmon

By: Jack E. Salmon Title: Chief Financial Officer and Executive Vice President

RAIT INVESTMENT TRUST

/s/ Betsy Z. Cohen

By: Betsy Z. Cohen Title: Chief Executive Officer